THE NATIONAL SECURITY GROUP, INC.
661 EAST DAVIS STREET
ELBA, ALABAMA 36323

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 17, 2003

        Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the “Company”), to be held at the principal executive offices of the Company in Elba, Alabama, on Thursday, April 17, 2003 at 10:00 a.m. (Central Time) for the following purposes:

    1.        To elect three (3) members to the Board of Directors to serve three-year terms, and until their successors are duly elected and qualified;

    2.        To ratify selection of independent accountants;

    3.        To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only Stockholders of record at the close of business on March 17, 2003 shall be entitled to notice of and to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Bette Ham, Secretary

Elba, Alabama
March 17, 2003

THE NATIONAL SECURITY GROUP, INC.
661 East Davis Street
Elba, Alabama 36323

PROXY STATEMENT

        This document, which constitutes a Proxy Statement for The National Security Group, Inc., (the “Company”) is being furnished to the holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on April 17, 2003 at the principal executive offices of the Company (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will vote (1) to elect three directors to serve three-year terms, and until their successors are duly elected and qualified, and (2) to ratify selection of independent accountants.

All costs in connection with the solicitation of the enclosed proxy will be paid by the Company. The date of this Proxy Statement is March 17, 2003.

GENERAL

        This Proxy Statement is being mailed to holders of the Company Common Stock on or about March 17, 2003, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting to be held at the Company’s principal executive offices, 661 East Davis Street, Elba, Alabama 36323, on Thursday, April 17, 2003, at 10:00 a.m. (Central Time).

        At the Annual Meeting, the stockholders of the Company will vote on matters noted in the proxy. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted “FOR” the election of the persons nominated as directors in the proxy statement, and “FOR” the ratification of selection of independent accountants. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment. A proxy may be revoked if written notice of such revocation is received by Mrs. Bette Ham, Secretary, The National Security Group, Inc., 661 East Davis Street, Elba, Alabama 36323, at any time before the taking of the vote at the Annual Meeting.

        Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Board of Directors has fixed the close of business on March 17, 2003, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,466,600 shares of Company Stock, the holders of which are entitled to one vote per share. No shares of any other class of Company stock are issued or outstanding.

        A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year. A total of three Directors will be elected at the Annual Meeting. The “Nominees” have been nominated by the Board of Directors for election to serve three-year terms: Jack E. Brunson, Jack R. Brunson and Walter Wilkerson. All of the Nominees are currently serving as Directors of the Company.

        The persons named in the enclosed proxy intend to vote “FOR” the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

        The following tables set forth the names and certain information concerning the Nominees and each other Director who will continue to serve (the “Continuing Directors”) as a Director of the Company after the Annual Meeting:

NOMINEES

Name	Positions Held with the Company	Age at Dec.31, 2002	Director/ Advisory Board Since*
Jack E. Brunson	Director/Pres. NSF&C	46	1999
Jack R. Brunson	Director	74	1962
Walter Wilkerson	Director	55	1984

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Continuing Directors

Name	Age at Dec.31, 2002	Director Since*	End of Present Term
Winfield Baird	70	1964	2005
Carolyn Brunson	76	1978	2004
W. L. Brunson, Jr	44	1999	2005
Fred Clark, Jr	43	1996	2005
M. L. Murdock	60	1976	2005
Donald Pittman	42	2002	2004
James B. Saxon	68	1982	2004
Paul Wesch	46	2002	2005
L. Brunson White	46	2002	2004

        *In 1990 National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the “Company”), became the holding company for National Security Insurance Company (the “Life Company”), and its prior subsidiaries, National Security Fire & Casualty Company (the “Fire Company”), and NATSCO, Inc., (“NATSCO”). Subsequently Omega One, Inc. (“Omega One”) was formed as a wholly owned subsidiary of the Fire Company. References to tenure with the Company (in the above table and in the following biographical section) include the individual’s tenure with the Life Company prior to the reorganization.

BIOGRAPHICAL INFORMATION

The business experience of each of the Nominees and Continuing Directors is set forth below.

Nominees

JACK E. BRUNSON has served as President of the Fire Company since 1997. He also serves on the Boards of Directors of the Fire Company and Omega One.

JACK R. BRUNSON served as President and Chief Executive Officer of the Company from 1978 through 1999. He previously held the position of Senior Vice President. He joined the Company in 1953.

WALTER WILKERSON is a certified public accountant and partner in the firm of Barr, Brunson, Wilkerson and Bowden in Enterprise, Alabama.

Continuing Directors

WINFIELD BAIRD is currently a financial advisor with UBS-Paine Webber, Inc. in Birmingham, Alabama. He previously served as President of Investment Counselors of Alabama, Inc. He was formerly a partner and manager at the Birmingham office of J. C. Bradford & Company.

CAROLYN BRUNSON presently serves as the Managing Partner of Brunson Properties (formerly the W. L. Brunson Estate), a family partnership engaged in investments.

W. L. BRUNSON, JR., is President and Chief Executive Officer of the Company effective January 1, 2000. He has been a Director of the Company since 1999. He previously held the position of President of the Life Company. He joined the Company in 1983. Mr. Brunson is also a Director of the Fire Company, NATSCO, the Life Company and Omega One.

FRED CLARK, JR. is currently President of the Clark Company, LLC in Montgomery, Alabama, and serves as Executive Director of the Electric Cities of Alabama. He was formerly Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U. S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association, and Legislative Assistant to U. S. Senator Howell Heflin.

M. L. MURDOCK currently serves as Chief Operating Officer and Director of the Company. He has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1982. Prior to that time, he served as Vice President and Controller of the Company. He joined the Company in 1970. Mr. Murdock is also a Director of the Life Company, the Fire Company, Omega One, and NATSCO.

DONALD PITTMAN has been in the private practice of law since June of 1988 in Enterprise, Alabama. He is a member of the Coffee County, State of Alabama and American Bar Associations.

JAMES B. SAXON is a retired executive of Anderson Products, Square D Company, Leeds, Alabama.

PAUL WESCH currently serves on the Board of Directors and is General Counsel and Executive Vice President of The Mitchell Company, Inc., a southeastern real estate development firm in Mobile, Alabama. He is a member of the Mobile County, State of Alabama and American Bar Associations.

L. BRUNSON WHITE is Vice President and Chief Information Officer of Energen Corporation, a diversified energy company, and its subsidiary, Alabama Gas Corporation (Alagasco), both of which are based in Birmingham, Alabama. Mr. White has worked for Energen Corporation for 22 years in the areas of planning, development and technology.

BOARD COMMITTEES AND MEETINGS

        During the last full fiscal year the Board of Directors of the Company held four regularly scheduled and special meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during fiscal year 2002.

        Compensation Committee. The Compensation Committee, whose members have been appointed annually by the Board of Directors, is currently composed of James B. Saxon, Paul Wesch and L. Brunson White. The Committee is responsible for recommending officers, the salaries of officers, director’s fees and officer bonuses to the Board of Directors for full consideration. The Compensation Committee met twice in fiscal year 2002.

        Audit Committee. The audit committee of The National Security Group, Inc is composed of four independent directors (pursuant to the applicable definition of independence of the NASD) and operates under a written charter adopted by the Board of Directors (Exhibit A). The committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Corporation’s independent accountants.

In this context, the committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees).

The Corporation’s independent accountants also provided to the committee the written disclosures required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants that firm’s independence.

Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Winfield Baird, Chair
Fred Clark
Don Pittman
Walter Wilkerson

        Nominating Committee. The Nominating Committee is comprised of J. R. Brunson, M. L. Murdock, and W. L. Brunson, Jr. This committee is responsible for the nomination of directors. No procedure has been established by the committee for considering nominations by the stockholders. The Nominating Committee met once in fiscal year 2002.

DIRECTORS’ REMUNERATION

        Remuneration of directors is usually adjusted annually. Directors are currently paid an annual fee of $3,960 ($5,548 for the Chairman), plus $750 per meeting attended and mileage reimbursement of $.365 per mile. In addition, effective January 1, 2002 the following committee fees will be paid for each Board Committee on which he/she serves: (1) telephonic meetings — $125, (2) meetings held before/after a regular Board meeting — $250, (3) meetings other than (1) and (2) above, requiring travel and physical presence — $500. The Investment Committee is excluded from compensation.

        The Company has established an “Unfunded Plan of Deferred Compensation” which allows Directors to defer fees otherwise payable to them for attending Board meetings or serving on committees. If a Director elects to defer the fees; such deferred amounts are treated as if they had been invested in shares of the Company’s common stock. Stock accounts may only be distributed in their equivalent value in cash. All accounts under the plan are unfunded and do not represent claims against specific assets of the Company.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

        The following table sets forth information as of December 31, 2002, as to the number of shares of Company Common Stock beneficially owned by (a) each of the Company’s directors, (b) the nominees for director and (c) the directors and executive officers of the Company as a group.

NAMES	SHARES OF COMMON STOCK BENEFICIALLY OWNED[1]	PERCENT OF COMMON STOCK
Winfield Baird	117,909	4.78%
Carolyn E. Brunson	389,175[2]	15.78%
J. E. Brunson	11,920[1]	.48%
J. R. Brunson	135,266	5.48%
W. L. Brunson, Jr	80,789[3]	3.28%
Fred Clark, Jr	121,077[4]	4.91%
M. L. Murdock	1,442.06%
Donald Pittman	34,662	1.41%
James B. Saxon	23,112.94%
Paul C. Wesch	1,800.07%
L. Brunson White	14,400.58%
Walter P. Wilkerson	6,834.28%
Directors and Officers
(as a group, 15 persons
including persons named	948,297	38.40%
above)
Other closely held stock
(as a group, numbering 38
including immediate family
members of some
directors, and
affiliated entities.)	354,873	14.39%

        1 For purposes of this table, an individual is considered to “beneficially own” any shares of the Company if he or she directly or indirectly has or shares (i) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse’s name.

        2 Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and William L. Brunson, Jr.,
Managing Partners.

        3 Includes 73,490 shares held by the Jerry B. Brunson Marital Trust and the Jerry B. Brunson Family Trust, W. L. Brunson, Jr. and Sara Brunson, co-trustees.

        4 Includes 119,877 shares held in Trust by Clark’s Investment Group, Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The family relationships, not more remote than first cousin, which exist among the directors and nominees are as follows:

    Mrs. Carolyn Brunson is the widow of the deceased brother of J.R. Brunson, and mother of William L. Brunson, Jr., Mr. J.R. Brunson and Mr. James B. Saxon are first cousins. William L. Brunson, Jr., Donald Pittman and J. E. Brunson are first cousins. Mr. J. R. Brunson is the father of Jack E. Brunson. Mr. J. R. Brunson is the uncle of Donald Pittman. Mr. James Saxon is the uncle of L. Brunson White. See also the discussion under the heading “Compensation Committee Interlocks and Insider Participation.”

INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected Barfield, Murphy, Shank & Smith, PC as the Company’s independent accountants for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. They have audited the Company’s financial statements since 2000. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Barfield, Murphy, Shank & Smith, PC, as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Barfield, Murphy, Shank & Smith, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

DISCLOSURE OF AUDIT FEES

        The following is a description of the fees billed to The National Security Group, Inc. by Barfield, Murphy, Shank & Smith during the year ended December 31, 2002:

Audit Fees: Audit fees paid by The Company to Barfield, Murphy, Shank, and Smith, PC in connection with the review and audit of The Company’s annual financial statements for the year ended December 31, 2002 and the review of The Company’s interim financial statements included in Quarterly Reports on Form 10-Q during the year ended December 31, 2002 totaled approximately $69,980

Financial Information Systems Design and Implementation Fees: None

All Other Fees: The only other fees billed to The Corporation by Barfield, Murphy, Shank & Smith, PC during the year ended December 31, 2002 were for tax related services and totaled approximately $10,000. The audit committee does not consider the tax related fees of $10,000.00 to impair the auditor’s independence.

EXECUTIVE COMPENSATION

The following table sets forth the remuneration paid by the Company and its subsidiaries during the fiscal year ended December 31, 2002, to each of its executive officers whose annual compensation exceeds $100,000.

Summary Compensation Table

Name and Principal Position	Year	Base Salary	Bonus (Profit and Christmas)	Other Annual Compensation	Restricted Stock Award	Options SARs	LTIP Payouts	All Other Compensation
William L Brunson, Jr	2002	121,900	-	-	-	-	-	7,822
President and CEO	2001	118,941	54,128	-	-	-	-	14,987
The National Security	2000	114,637	25,578	-	-	-	-	12,594
Group, Inc.

Mickey L Murdock	2002	117,300	-	-	-	-	-	9,222
COO & SR VP	2001	114,767	52,254	-	-	-	-	16,124
The National Security	2000	110,584	24,664	-	-	-	-	14,615
Group, Inc

Jack E Brunson	2002	94,159	-	-	-	-	-	8,036
President, National	2001	92,947	42,294	-	-	-	-	13,568
Security Fire and	2000	89,576	19,983	-	-	-	-	10,979
Casualty Company

        *“All Other Compensation” includes the following for W. L. Brunson, Jr. for the years 2002,2001and 2000 Contributions to the 401 (K) Retirement Plan of $0, $7,175,and 6,690. Directors’ Fees of $7,000, $6,960 and $5,515, and other employee benefits of $822, $852 and $389; M. L. Murdock totals for the years 2002, 2001, and 2000 for 401(K) Retirement Plan contributions $0, $7,057, and $6,745, Deferred Directors’ Fees of $7,625, $6,960, and $6,340, and other employee benefits of $1,597, $2,107, and $1,530. For J. E. Brunson for the years 2002, 2001and 2000 for the 401(K) Retirement Plan contributions of $0, $5,661 and $5,417. Directors’ Fees of $7,375, $7,210 and $5,265, and other employee benefits of $661, $697 and $297.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has oversight of the compensation paid to officers and employees of the Company and its subsidiaries, whether by salary or under the Company’s bonus plan. This Committee also is responsible for recommending officers to the Board of Directors for full consideration and recommending directors’ fees. The committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2002, the Committee held two meetings. The Committee, currently comprised of James B. Saxon, Paul C. Wesch, and L. Brunson White, all of whom are outside directors of the Company, has provided the following report:

It is the policy of the Compensation Committee to establish base salaries and award bonuses to executive officers as well as establish the total annual corporate compensation. This policy should be designed to attract, motivate, and retain talented executives responsible for the success of the Company. The compensation program should be developed and implemented within a competitive framework and should take into account the achievement of overall financial results and individual contributions.

The Committee establishes the base salary for the Chief Executive Officer and approves the base salaries for other executive management. The Committee also reviews and approves management’s request for total corporate compensation on an annual basis. In setting compensation levels, the Committee and management reviewed independent insurance industry surveys in which the Company participates, other published regional surveys, and informal surveys of surrounding business and industry. The Committee believes that base salaries should be competitive as determined by geographic region, salaries within insurance companies of similar size or lines of business, and the type skills that a position requires. It is an objective of the policy that base salaries should be kept on the low to medium range of the scale, with compensation supplemented by cash bonuses when financial results warrant. The bonus plan for management and supervisory level employees is based on profits and growth, and requires as a precondition that Company results for a given year reach a threshold level of return on shareholders’ equity. The threshold is determined by the Compensation Committee and takes into consideration a number of factors including current financial markets and historic patterns of Company operations.

The Committee is aware of the provisions of the Internal Revenue Code which restrict deductibility of executive compensation and can confirm that compensation has been and will continue to be tax-deductible as no executive officer will earn in excess of the dollar limitations imposed by such applicable provisions.

Bonuses awarded in a given year are based on the previous year’s results. Bonuses awarded in 2002 were based on results for 2001. With results for 2002 below the established threshold, no bonuses will be awarded in 2003.

Contributions to executive officers under the Company’s 401(K) Retirement Plan are made on the same basis as are contributions to all other participants in the Plan.

The Committee continues to review the Company’s Compensation Policy in an effort to ensure that it continues to accomplish the intended objectives. While the Company has not and does not currently integrate long-term incentives in its structure, certain forms of long-term incentives are being considered and may be implemented in the future to continue to provide appropriate incentives for management to maximize the Company’s long-term financial results for the benefit of the stockholders. The Committee believes that the Company’s salary and incentive compensation programs are competitive and appropriate for National Security. – James B. Saxon, Paul C. Wesch, L. Brunson White.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors is currently comprised of James B. Saxon, L. Brunson White and Paul Wesch, all of whom are outside directors. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2002, Mr. Saxon’s Director compensation was $7,000, Mr. L. Brunson White’s Director compensation was $6,010, and Mr. Wesch’s Director compensation was $6,010.

EMPLOYEE BENEFITS

        401 (K) Plan
        The Company usually contributes, if profits warrant, an amount equal to twice the employees’ salary deferral amounts, not exceeding 5% of total compensation of an individual employee or 5% of all eligible employees, to a Retirement Savings Plan established under 401(K) of the Internal Revenue Service Code of 1986 (the “Company 401 (K) Plan”). All full — time employees who have completed 1,000 hours of service on either January 1, April 1, July 1 or October 1 are eligible to participate. The Company contributions are annually allocated among the participants’ plan accounts based on compensation received during the year for which contribution is made. Amounts allocated vest as scheduled in the Company 401 (K) Plan. Benefits are generally payable only upon termination, retirement, disability or death.

COMPANY PERFORMANCE

        The following graph shows a five-year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.), Standard & Poor’s 500 Index and the NASDAQ Insurance Stocks Index. The cumulative total return is based on change in the year — end stock price plus reinvested dividends for each of the periods shown.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth those persons who beneficially owned, as of December 31, 2002, five percent or more of the Company Common Stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

Name and Address	Amount and Nature of Beneficial Ownership of Company Common Stock	Percentage of Class
Brunson Properties, a partnership	366,445	14.86%
(W.L. Brunson Estate)
Elba, Alabama 36323
SunTrust Bank as Trustee,	225,984	9.16%
National Security Retirement Savings Plan,
Chattanooga, Tennessee 37402
J.R. Brunson	135,266	5.48%
1192 Pine Circle
Elba, Alabama 36323

DIRECTOR AND OFFICER SECURITIES REPORTS

        The Federal Securities laws require the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. To the best of the Company’s knowledge, all persons subject to these reporting requirements filed the required reports on a timely basis.

STOCKHOLDERS’ PROPOSALS

        In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders’ Meeting to be held in 2004, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 12, 2004. The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2004 Proxy Statement for consideration at the 2004 Annual Meeting.

TRANSFER AGENT AND REGISTRAR

        The Company is the Transfer Agent and Registrar for the Company Common Stock.

ANNUAL REPORTS AND FINANCIAL STATEMENT

        A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. Additional copies of the Company’s Annual Report to Stockholders, and/or a copy of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission may be obtained by written request to the Chief Financial Officer of the Company at the address indicated above.

OTHER MATTERS

        The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Date: March 17, 2003

THE NATIONAL SECURITY GROUP, INC. W L. Brunson, Jr. President

EXHIBIT A

National Security Group, Inc.
Board of Directors
Audit Committee Charter

Organization

The audit committee shall be comprised of four independent directors. One committee appointment is permanent (Mr. Walter P. Wilkerson, CPA). The remaining three members serve a three-year staggered term. A replacement independent director is elected to committee membership at each spring meeting of the board of directors. The members of the committee will meet the independence and experience requirements of NASDAQ.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation. However, it is not the duty of the Audit Committee to determine that the company’s financial statements are complete and accurate and are in accordance with GAAP. That is the responsibility of management and the independent auditors.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o	Confirm and assure the independence of the independent auditors.

o	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its division and subsidiaries, approve compensation of the independent auditors, and approve termination of the independent auditors.

o	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments of recommendations of the independent auditors.

o	Review with the independent auditors and financial personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new of more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any change in accounting principles should be reviewed.

o	Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial and accounting personnel and the cooperation that the independent auditors received during the course of the audit.

o	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o	Review accounting and financial human resources and succession planning within the company.

o	Review and update this charter annually for board affirmation, as conditions dictate.

PROXY                              THE NATIONAL SECURITY GROUP, INC.                              PROXY
APRIL 17, 2003 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints W. L. Brunson, Jr. and Bette Ham, or either of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, and in their discretion with respect to any other business properly brought before the meeting all the shares of stock of The National Security Group, Inc., which the undersigned is entitled to vote at the annual meeting of stockholders to be held on April 17, 2003 or any adjournment thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the Proxy will be voted “FOR” the election of all nominees for directors and the proposals on the reverse side hereof.

Signature Date Signature Date

        Please sign, date, and return this proxy in the enclosed postage paid envelope. (Please sign exactly as your name appears above. If the shares are held jointly, each shareholder should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title.)

(Continued on reverse)

1.	The election as directors of the THREE (3) nominees listed below are to serve for 3-year terms expiring in 2006.
 For all nominees listed below (except as marked to the contrary below)
 Withhold authority to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name on the list below:

JACK E. BRUNSON	J.R. BRUNSON	WALTER WILKERSON

2.	To ratify selection of independent accountants.
3.	In their discretion on such other business as may properly be brought before the meeting or nay adjournment thereof.